UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 26, 2014

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On May 27, 2014, Hawaiian Electric Company, Inc. (Hawaiian Electric), a wholly-owned subsidiary of Hawaiian Electric Industries, Inc. (HEI), announced that its President and Chief Executive Officer (CEO), Richard M. Rosenblum, has notified HEI that he plans to retire within a year.  Mr. Rosenblum has served as Hawaiian Electric President and CEO and as a member of the Hawaiian Electric Board of Directors since 2009.

Mr. Rosenblum will remain in his current role as President and CEO of Hawaiian Electric to help lead Hawaiian Electric's ongoing energy planning process, as well as the future leadership transition until his retirement. Although the effective date of his retirement has not yet been set, Mr. Rosenblum confirmed his retirement intentions to HEI at this time in order to allow ample time for a smooth leadership transition.

HEI’s press release, dated May 27, 2014, is attached as HEI Exhibit 99.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
HEI Exhibit 99	HEI News Release, dated May 27, 2014, “Hawaiian Electric President and CEO Announces Retirement Plans”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: May 27, 2014	Date: May 27, 2014

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